Exhibit 5.1

[LETTERHEAD OF MESSNER & REEVES, LLC]

May 25, 2011

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Chipotle Mexican Grill, Inc. (the “Registrant”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, covering the registration of (i) 3,360,000 shares of the Registrant’s Common Stock, $0.01 par value per share (the “Incentive Shares”) that may be issued pursuant to the Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) and (ii) 250,000 shares of the Registrant’s Common Stock, $0.01 par value per share (the “Purchase Shares”, and together with the Incentive Shares, the “Shares”) pursuant to the Chipotle Mexican Grill, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”, and together with the 2011 Stock Incentive Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Plans; (iii) a specimen certificate representing the Common Stock; (iv) a copy of the Amended and Restated Certificate of Incorporation of the Registrant as amended to date; (v) a copy of the Amended and Restated By-laws of the Registrant as amended to date; and (vi) certain resolutions of the Board of Directors of the Registrant, adopted March 16, 2011, relating to the Plans and the filing of the Registration Statement, as certified by the Secretary of the Registrant.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Registrant, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. The opinions set forth below are subject to the following further qualifications, assumptions and limitations that:

(a)	the Incentive Shares will be issued in accordance with the terms of the 2011 Stock Incentive Plan;

(b)	the Purchase Shares will be issued in accordance with the terms of the Employee Stock Purchase Plan; and

(c)	the consideration received by the Company for Shares delivered pursuant to the Plans shall not be less than the par value of the Common Stock.

Members of our firm are admitted to the Bar in the State of Colorado and we do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon and subject to the foregoing, we are of the opinion that all corporate action on the part of the Registrant, its directors and shareholders necessary for the approval of the Plans and the authorization of the Shares available for issuance under the Plans has been taken and that upon issuance and delivery of the Shares in accordance with the terms and conditions of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

MESSNER & REEVES, LLC

/s/ Messner & Reeves, LLC